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                                                                   EXHIBIT 3.12

                              AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                      JONES ROAD LANDFILL & RECYCLING, LTD.

      AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (this "Agreement") effective as of the 30th day of December, 2003.

                                   WITNESSETH:

      WHEREAS, the parties hereto have formed a limited partnership (the "Partnership") pursuant to the Florida Uniform Limited Partnerships Act, Title XXXVI, Chapter 620 of Florida Statutes; and

      WHEREAS, the parties hereto wish to enter into this Agreement to amend and restate in their entirety any prior agreements between partners of the Partnership, whether written or oral, and to set forth their respective rights and obligations relating to the Partnership and certain other agreements concerning the Partnership.

      NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

      FIRST: The name of the Partnership is Jones Road Landfill & Recycling,
Ltd.

      SECOND: The Partnership is organized primarily for the object and purpose of (a) owning and operating a landfill in Jacksonville, Florida and (b) engaging in such additional acts and activities and conducting such other businesses related or incidental to the foregoing as the General Partner shall deem necessary or advisable.

      THIRD: The principal place of business of the Partnership is: 3400 Jones Road, Jacksonville, Florida 32220.

      FOURTH: The name and business address of each member of the Partnership, general and limited, are as follows:

                        Name                                Address

                                 GENERAL PARTNER

            BFI Waste Systems of North               15880 North Greenway-
            America, Inc.                            Hayden Loop
                                                     Scottsdale, AZ 82560

                                 LIMITED PARTNER

            Browning-Ferris Industries of            15880 North Greenway-
            Florida, Inc.                            Hayden Loop
                                                     Scottsdale, AZ 82560

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      FIFTH: The latest date upon which the Partnership shall dissolve is
December 31, 2029, unless otherwise continued in accordance with the terms of an Amendment to the Certificate of Limited Partnership.

      SIXTH: Capital may be contributed by the partners from time to time as agreed by all the partners.

      SEVENTH: The capital contribution of any partner may from time to time be returned as agreed by all the partners.

      EIGHTH: The profits and losses of the Partnership in each year shall be divided among the partners in proportion to the respective amounts of capital contributions made or agreed to be made by them. As of the date of this Agreement, 99% of the capital contributions have been made by the Limited Partner and 1% of the capital contributions have been made by the General Partner. No partner has agreed to be make any additional capital contributions.

      NINTH: The management of the Partnership shall be vested exclusively in the General Partner.

      TENTH: One or more new partners, limited or general, may be admitted to the Partnership upon the approval of the General Partner. Partners may transfer their interests in the Partnership without the necessity of obtaining the consent of the other Partners. Upon any such assignment, such assignee shall be fully bound by this Agreement.

      ELEVENTH: The right to continue the business on the bankruptcy, dissolution, liquidation or withdrawal of the General Partner is given to the remaining partners.

                                      -2-
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      TWELFTH: This Agreement may be amended by agreement among the general partner and the limited partner(s).

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

                                            GENERAL PARTNER:

                                            BFI WASTE SYSTEMS OF NORTH
                                            AMERICA, INC.

                                            By: /s/
                                                --------------------------------
                                                Name:
                                                Title:

                                            LIMITED PARTNER:

                                            BROWNING-FERRIS INDUSTRIES OF
                                            FLORIDA, INC.

                                            By: /s/
                                                --------------------------------
                                                Name:
                                                Title:

                                       -3-

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                              AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                      JONES ROAD LANDFILL & RECYCLING, LTD.

      AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (this "Agreement") effective as of the 31st day of December, 2003.

                                   WITNESSETH:

      WHEREAS, the parties hereto have acquired all of the partnership interests in a limited partnership (the "Partnership") pursuant to the Florida Uniform Limited Partnership Act, Title XXXVI, Chapter 620 of Florida Statutes; and

      WHEREAS, the parties hereto wish to enter into this Agreement to amend and restate in their entirety any prior agreements between partners of the Partnership, whether written or oral, and to set forth their respective rights and obligations relating to the Partnership and certain other agreements concerning the Partnership.

      NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

      FIRST: The name of the Partnership is Jones Road Landfill & Recycling,
Ltd.

      SECOND: The Partnership is organized primarily for the object and purpose of (a) owning and operating a landfill in Jacksonville, Florida and (b) engaging in any lawful act or activity permitted to a limited partnership under the laws of the State of Florida.

      THIRD: The principal place of business of the Partnership is: 3400 Jones Road, Jacksonville, Florida 32220.

      FOURTH: The name and business address of each member of the Partnership, general and limited, are as follows:

                   Name                                Address

                           GENERAL PARTNER

      Jacksonville Florida Landfill, Inc.      1005 Skyview Drive
                                               Burlington, Ontario L7P 5B1

                           LIMITED PARTNER

      Waste Services of Florida, Inc.          1005 Skyview Drive
                                               Burlington, Ontario L7P 5B1

      FIFTH: The latest date upon which the Partnership shall dissolve is December 31,2029, unless otherwise continued in accordance with the terms of an Amendment to the Certificate of Limited Partnership.

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      SIXTH: Capital may be contributed by the partners from time to time as agreed by all the partners.

      SEVENTH: The capital contribution of any partner may from time to time be returned as agreed by all the partners.

      EIGHTH: The profits and losses of the Partnership in each year shall be divided among the partners in proportion to the respective amounts of capital contributions made or agreed to be made by them.

      NINTH: The management of the Partnership shall be vested exclusively in the General Partner.

      TENTH: One or more new partners, limited or general, may be admitted to the Partnership upon the approval of the General Partner. Partners may transfer their interests in the Partnership without the necessity of obtaining the consent of the other Partners. Upon any such assignment, such assignee shall be fully bound by this Agreement.

      ELEVENTH: The right to continue the business on the bankruptcy, dissolution, liquidation or withdrawal of the General Partner is given to the remaining partners.

      TWELFTH: This Agreement may be amended by agreement among the general partner and the limited partner(s).

      THIRTEENTH: This Agreement is the final, complete and exclusive statement and expression of the agreement among the partners with relation to the Partnership. This Agreement supercedes all prior agreements by or among the partners or their predecessors-in-interest relating to the Partnership.

                                      -2-
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            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

                                                 GENERAL PARTNER:

                                                 JACKSONVILLE  FLORIDA LANDFILL,
                                                 INC.

                                                 By: /s/ Larry Henk
                                                    ----------------------------
                                                    Name: Larry Henk
                                                    Title: President

                                                 LIMITED PARTNER:

                                                 WASTE SERVICES OF FLORIDA, INC.

                                                 BY: /s/ Larry Henk
                                                    ----------------------------
                                                    Name: Larry Henk
                                                    Title: President